UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2020
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 8 and 9, 2020, we made two acquisitions to strengthen and complement our antibody discovery business.

Pursuant to an Agreement and Plan of Merger dated September 8, 2020, we acquired xCella Biosciences, Inc. We paid $7.0 million in cash (subject to holdback and adjustments), and issued earnout rights for up to $5.0 million tied to our use of the xCella technology for partnered research and development and for up to $25.75 million as a 25% share of milestone payments ever received by us under a certain existing xCella partner arrangement.

xCella is an antibody discovery company built on scientific research from Stanford University and MIT. xCella's xPloration™ platform is a proprietary microcapillary platform that can screen single B cells for specificity and bioactivity. We intend to use this platform to increase our antibody discovery throughput and efficiency. This acquisition also provides us with an existing antibody discovery program with Teva Pharmaceuticals. xCella is based in Menlo Park, California.

Pursuant to a separate Agreement and Plan of Merger dated September 9, 2020, we acquired Taurus Biosciences, LLC. We paid $5.0 million in cash (subject to holdback and adjustments) and issued nontransferable contingent value rights (CVRs) for up to $4.5 million tied to partnered and internal research and development and for up to $25.0 million as a 25% share of post-clinical Taurus product revenues (including milestone payments) ever received by us.

Taurus discovers and develops novel antibodies from immunized cows and cow-inspired libraries. These antibodies feature some of the longest CDR3s-H3s of any species, with unique genetic and structural diversity that can enable binding to challenging antigens with application in therapeutics, diagnostics and research. Taurus’ intellectual property related to ultralong CDR3-H3 antibodies was derived from major discoveries at Scripps Research Institute and Applied Biomedical Science Institute. Taurus is based in San Diego, California.

In a related transaction, Taurus entered into a Commercial License Agreement dated September 9, 2020 with Minotaur Therapeutics, Inc. Taurus granted Minotaur a nonexclusive license under Taurus’ antibody generation/discovery and other intellectual property, and agreed to contribute $2.5 million to Minotaur. In return, Minotaur agreed to pay Taurus a 3% royalty on developed products and agreed to assign to Taurus any technology Minotaur develops which constitutes or pertains to a long/ultra-long H3 platform (which technology would then be licensed back to Minotaur nonexclusively). Minotaur agreed that it will not (except with Taurus’ consent, and except for certain bona fide collaborations) use the licensed technology to offer services to third parties where the subject or objective of such services is a long/ultralong H3 antibody.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Agreement and Plan of Merger among Ligand Pharmaceuticals Incorporated, xCella Biosciences, Inc. and other persons, dated September 8, 2020.
10.2	Agreement and Plan of Merger among Ligand Pharmaceuticals Incorporated, Taurus Biosciences, LLC and other persons, dated September 9, 2020.
10.3	Contingent Value Rights Agreement between Ligand Pharmaceuticals Incorporated and Vaughn Smider, as Members’ Representative (regarding Taurus Biosciences, LLC acquisition), dated September 9, 2020.
10.4	Commercial License Agreement between Taurus Biosciences, LLC and Minotaur Therapeutics, Inc., dated September 9, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 10, 2020	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary